Exhibit (p)(1)

CODE OF ETHICS OF
DREXEL HAMILTON MUTUAL FUNDS

Amended and Restated as of August 29, 2012

I.           Introduction

This Code of Ethics of Drexel Hamilton Mutual Funds (the "Trust") has been adopted by the Board of Trustees of the Trust on behalf of the Trust and each of its series (each, a "Fund" and collectively, the "Funds") pursuant to Rule 17j-1 under the Investment Trust Act of 1940 (the "1940 Act").  It sets forth the standards of business conduct expected of the Trust's Access Persons.  It also sets forth policies and procedures that are designed to ensure that persons subject to this Code of Ethics do not use any investment-related information of the Trust or any Fund for personal gain or in a manner detrimental to the interests of the Trust, the Funds and their shareholders.

II.           General Principles

This Code of Ethics incorporates the following general principles, which shall govern personal investment activities and the interpretation and administration of this Code of Ethics:

(A)	The interests of the Funds' shareholders must be placed first at all times;

(B)
All personal securities transactions must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

(C)	Trust personnel should not take inappropriate advantage of their positions.

This Code of Ethics does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Trust personnel from liability for personal trading or other conduct that violates a fiduciary duty to shareholders.

III.           Definitions

This Code of Ethics uses the following defined terms.

"Access Person" means any Advisory Person of the Trust.

"Administrator" of this Code of Ethics means the Compliance Officer of the Trust.

"Adviser" is Drexel Hamilton Investment Partners, LLC and any sub-adviser to a Fund.

"Advisory Person" of the Trust means (i) any director, trustee, officer, general partner or employee of the Trust or any company in a control relationship to the Trust, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by any Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Securities by the Fund.

"Automatic Investment Plan" means a program in which regular, periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan or a scheduled contribution of a predetermined amount to a 401(k) or other formal retirement plan.

"Beneficial Ownership" means ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest, other than the receipt of an advisory fee.

➢	Beneficial Ownership of an account or Security by an Access Person includes ownership of an account or Security by:

(i)	the Access Person's spouse (other than a legally separated or divorced spouse of the person) and minor children;

(ii)
any immediate family member who lives in the Access Person's household, including stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and adoptive relationships;

(iii)
any person to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services; and

(iv)	any partnership, corporation or other entity of which the Access Person has a 25% or greater interest.

"Control" means the power to exercise a controlling influence over the management or policies of a company (unless such power is solely the result of an official position with such company).  Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting Securities of a company shall be presumed to control such company.

"Independent Trustee" means a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make a report under Section VI of this Code of Ethics solely by reason of being a trustee.

"Initial Public Offering or IPO" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

"Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of the Securities Act of 1933 or to Rules 504, 505 or 506 under the Securities Act of 1933.

"Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell the security.

"Security" has the meaning given to the term under Section 2(a)(36) of the 1940 Act, except that it does not include:

(i)	direct obligations of the Government of the United States;

(ii)	banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

(iii)	shares issued by open-end funds, other than exchange-traded funds.

➢	This definition of security is a broad definition. It includes most kinds of investment instruments, such as:

●	shares of exchange-traded funds;

●	futures contracts and options on securities, on indexes and on currencies;

●	investments in private investment funds and hedge funds; and

●	investments in foreign unit trusts and foreign mutual funds.

A "Security held or to be acquired" by a Fund means:

(i)	any Security, within the most recent 15 calendar days, is or has been held by the Fund, or is being or has been considered by an Adviser for purchase by the Fund; and

(ii)	any option to purchase or sell, and any Security convertible into or exchangeable for, any Security described above in (i).

A Security is "being purchased or sold" by a Fund from the time an order is given by or on behalf of the Fund to the trading desk of an Adviser until the order is completed or withdrawn.

A Security is "being considered for purchase or sale" by a Fund when the Security is subject to active analytical review by an Adviser in anticipation of developing or refining an investment opinion.

IV.           Prohibited Activities

A.	Prohibition Against Fraud, Deceit and Manipulation

The specific provisions and reporting requirements of this Code of Ethics are concerned primarily with the investment activities of Access Persons who may benefit from or interfere with the purchase or sale of portfolio securities by a Fund.

Access Persons are prohibited from engaging in any conduct that is deceitful, fraudulent, or manipulative, or that involves false or misleading statements, in connection with the purchase or sale of Securities by any Fund.  Access Persons are also prohibited from using any information concerning the investments of, or investment intentions of an Adviser with respect to, any Fund, for personal gain or in a manner detrimental to the interests of the Funds and their shareholders.

In addition, no Access Person shall, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by a Fund:

(i)	employ any device, scheme or artifice to defraud the Fund;

(ii)
make any untrue statement of material fact or omit to state any material fact to the Fund necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

(iii)	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

(iv)	engage in any manipulative practice with respect to the Fund.

Access Persons must report any violation of this Code of Ethics promptly to the Administrator.

B.	Transactions in Securities on the Restricted List

From time to time, an Advisory Person may obtain material, non-public information or establish special or "insider" relationships with one or more issuers of securities (i.e., such Advisory Person may become an officer or director of an issuer, a member of a creditor committee that engages in material negotiations with an issuer, etc.) or an Adviser may enter into non-disclosure/confidentiality agreements with issuers of securities in which Funds may invest.  As a result of these and other circumstances, the Administrator maintains a Restricted List containing the names of issuers whose securities are not eligible for purchase or sale by Advisory Persons.  The Administrator is responsible for maintaining and updating the Restricted List and will advise Advisory Persons, including the Advisers' traders, and the Independent Trustees in writing when any issuer is added to or deleted from the Restricted List.

Except as otherwise permitted by the Administrator, Advisory Persons and the Independent Trustees are prohibited from trading, either personally or on behalf of client accounts, in any security of an issuer appearing on the Restricted List.

The Administrator must provide an Advisory Person or Independent Trustee with prior written approval of any transaction in a security of an issuer appearing on the Restricted List.

C.	Ban on Short-Term Trading Profits

An Access Person may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Security within sixty (60) calendar days, unless such person has complied with Section V of this Code of Ethics.  Any profits realized from short-term trading in violation of this provision shall be disgorged.

V.	Pre-Clearance of Personal Securities Transactions

A.           Pre- Clearance Requirement

An Access Person may not conduct a transaction with respect to any Security in which such person has (or by reason of the transaction acquires) Beneficial Ownership, unless such person obtains written pre-clearance of such transaction by the Administrator.  This requirement also applies to the acquisition of the Beneficial Ownership of any Security offered in an Initial Public Offering or a Limited Offering.

NOTE:  Advance written authorization is not required for transactions in direct obligations of the Government of the United States; banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by open-end funds, other than the Funds and exchange-traded funds.

B.           Procedures

An Access Person seeking the written pre-clearance of a transaction must complete and sign a form approved for that purpose by the Trust which form shall set forth the details of the proposed transaction.  An example of a clearance form is attached to this Code of Ethics as Schedule A (the "Clearance Form").  The Administrator authorizing the transaction shall affix his or her signature to the Clearance Form to indicate such approval.

Written pre-clearance of a transaction must be obtained not more than five (5) days prior to the transaction, except as provided below.  If the approved transaction is not made within five (5) days of the date of clearance, a new pre-clearance must be obtained unless the Access Person has advised the Administrator that the transaction may require more than five (5) days to execute and the Administrator has approved the transaction and the period during which it may be executed (e.g., 30 days).  The Administrator may revoke the approval of a transaction that may require more than five (5) days to execute (an "Extended Transaction") at any time and for any reason.

C.           Factors Considered in Clearance of Personal Transactions

When considering whether to authorize a personal securities transaction, including an Extended Transaction, the Administrator will consider, among other factors, whether the investment opportunity should be reserved for the Funds, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the Trust or an Adviser.  If the Administrator finds that the investment opportunity should be reserved to the Funds, or that the opportunity is being offered to the Access Person by virtue of his or her position with the Trust or an Adviser, the Administrator shall refuse permission for the Access Person to enter into the transaction.  The Administrator may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal.

In addition to the factors discussed above, the Administrator will consider the following factors in determining whether or not to authorize a proposed transaction, including an Extended Transaction:

(1)	Whether the amount or nature of the transaction, or person entering into the transaction, is likely to affect the price or market for the Security at issue;

(2)
Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales of the same or similar Security being purchased or sold by the Funds, or being considered by an Adviser for purchase or sale by the Funds; and

(3)           Whether the Security proposed to be purchased or sold is one that would qualify for purchase or sale by the Funds.

D.           Exempt Transactions

The requirements of Section V of this Code of Ethics shall not apply to the following transactions (except for transactions involving Securities offered in an IPO or Limited Offering):

(1)	Purchases, sales or other acquisitions or dispositions of Securities for an account over which the Access Person has no direct or indirect influence or Control;

(2)
Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call;

(3)	Purchases which are part of an Automatic Investment Plan;

(4)
Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights; or

(5)	Purchases or sales of Securities by an Independent Trustee.

VI.           Reporting of Securities Transactions

A.           Reporting Requirements of Access Persons

Each Access Person must provide to the Administrator the following reports:

(1)	Initial Holdings Reports

Not later than ten (10) days after a person becomes an Access Person, such person must complete, sign and deliver to the Administrator an Initial Holdings Report, a form of which is attached hereto as Schedule B.  The information contained in the report must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Access Person.

In the Initial Holdings Report, the Access Person will be required to provide the following information:

(A)	The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

(B)
The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit (i.e., Beneficial Ownership) of the Access Person as of the date the person became an Access Person; and

(C)	The date that the report is submitted by the Access Person.

NOTE:  Reporting is not required for transactions in direct obligations of the Government of the United States; banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by open-end funds other than the Funds and exchange-traded funds.

(2)	Quarterly Transaction Reports

Not later than ten (10) days after the end of each calendar quarter, each Access Person must submit a written report ("Quarterly Transaction Report"), a form of which is attached hereto as Schedule C, or a report containing the equivalent information to the Administrator regarding any transaction during the previous calendar quarter in a Security in which the Access Person had any direct or indirect Beneficial Ownership.

In the Quarterly Transaction Report, the Access Person will be required to provide the following information:

(A)	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

(B)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(C)	The price of the Security at which the transaction was effected;

(D)	The name of the broker, dealer or bank with or through which the transaction was effected; and

(E)	The date that the report is submitted by the Access Person.

(F)
With respect to any account established by the Access Person in which any securities were held during the previous quarter for the direct or indirect benefit of the Access Person, the Quarterly Transaction Report must also contain the following information:

(i)           The name of the broker, dealer or bank with whom the Access Person established the account; and

(ii)          The date the account was established.

If an Access Person had no reportable transactions or did not open a new account during the quarter, such person is still required to submit a report.  The report must indicate that there were no reportable transactions conducted and no new accounts established during the quarter.

(3)	Annual Holdings Reports

Not later than thirty (30) days after the end of the calendar year end, each Access Person must submit a written annual holdings report ("Annual Holdings Report"), a form of which is attached hereto as Schedule D, or a report containing the equivalent information to the Administrator.  The information contained in the Annual Holdings Report must be current as of a date not more than thirty (30) days prior to the date the report was submitted.

In the Annual Holdings Report, the Access Person will be required to provide the following information:

(A)	The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership;

(B)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

(C)	The date that the report is submitted by the Access Person.

B.           Exemptions from Reporting

(1)	An Access Person need not make any report with respect to transactions effected for, and Securities held in, any account over which the person has no direct or indirect influence or Control.

(2)	An Access Person need not submit a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.

(3)
An Access Person of an Adviser need not make separate reports under this Code to the extent the information in the reports would duplicate information in reports required under the Adviser's Code of Ethics.

(4)           An Independent Trustee need not make an initial holdings report or annual holdings report.

(5)
An Independent Trustee need only submit a Quarterly Transaction Report, if such trustee, at the time of a transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known that, during the 15-day period immediately before or after the date of the transaction, the Security was being purchased or sold by any Fund or was being considered for purchase or sale by any Fund.  A Quarterly Transaction Report must be submitted for any transaction pre-cleared by the Administrator.

C.           Responsibility to Report

The responsibility for taking the initiative to report is imposed on each Access Person.  Any effort by the Administrator or an Adviser to facilitate the reporting process does not change or alter that responsibility.

VII.           Confidentiality

A.           Confidentiality of Personal Transactions

Except as otherwise provided herein, all personal securities transactions reports and any other information filed under this Code of Ethics will be treated as confidential, except that such reports and related information may be produced to the SEC and other regulatory agencies.

B.           Confidentiality of Trust Transactions

Until disclosed in a public report to Fund shareholders or to the SEC in the normal course of business, all information concerning Securities being considered for purchase or sale by any Fund shall be kept confidential by all Access Persons except as permitted by the Trust's Portfolio Disclosure Policy.  It shall be the responsibility of the Administrator to report any non-public portfolio holding disclosure by an Access Person to the Board of Trustees of the Trust (the "Board") or any committee appointed by the Board to deal with such information.

VIII.           Compliance Certification

Every year, each Access Person must provide the Administrator with a written certification that he or she has received, read and understood the Code of Ethics of the Trust and any amendments thereto.  A form of compliance certification is attached to this Code of Ethics.

IX.           Sanctions

Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Administrator as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and this Code of Ethics and may include fines, suspension or termination of employment, censure and/or restitution of an amount equal to the difference between the price paid or received by the Fund, and the more advantageous price paid or received by the offending person.

X.           Administration and Construction

(A)	The administration of this Code of Ethics shall be the responsibility of the Chief Compliance Officer of the Trust who shall serve as the Administrator of this Code of Ethics.

(B)	The duties of such Administrator shall include:

(1)	Maintenance of a current list of the names of all Access Persons;

(2)
Identifying all Access Persons who are required to make reports under this Code of Ethics, providing each Access Person with a copy of this Code of Ethics and any amendments thereto, and informing them of their duties and obligations thereunder;

(3)	Supervising the implementation and the enforcement of the terms of this Code of Ethics;

(4)	Maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

(5)	Comparing approved Clearance Forms and reports submitted pursuant to Section V of this Code of Ethics with the completed Fund transactions.

(6)
Issuing either personally, or with the assistance of counsel as may be appropriate, an interpretation or waiver of this Code of Ethics, which is consistent with the objectives of Rule 17j-1 and this Code of Ethics;

(7)
Conducting such inspections or investigations, including scrutiny of the items set forth in paragraph (B)(5) of this Section, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code of Ethics to the Board or any Committee appointed by the Board to deal with such information; and

(8)
Submitting a written annual report to the Board of the Trust that: (a) describes any issues arising under the Code of Ethics since the last report to the Board including, description of any violation and the sanction imposed, transactions which suggest a possibility of a violation, any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics; and (b) certifies that the Trust and the Advisers have adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

XI.           Required Records

The Administrator shall maintain or cause to be maintained the following records and make these records available to the SEC or any representative of the SEC.

(A)	A copy of this and any other Code of Ethics adopted pursuant to Rule 17j-1 which has been in effect during the past five (5) years must be maintained in an easily accessible place.

(B)
A record of any violation of this Code of Ethics and of any action taken as a result of such violation must be maintained in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurred.

(C)
A copy of each report made by an Access Person pursuant to this Code, including any information provided in lieu thereof, must be maintained for at least five (5) years from the end of the fiscal year in which the report was made, the first two (2) years in an easily accessible place.

(D)
A record of all persons who are, or within the past five (5) years have been, required to submit reports under this Code of Ethics, and a record of all persons who are or were responsible for reviewing reports submitted under this Code of Ethics, must be maintained in an easily accessible place.

(E)
A copy of each written report submitted to the Board pursuant to Section X.B(8) of this Code of Ethics must be maintained for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place.

(F)
A record of any decision and the reasons supporting the decision, to approve any transaction in a Security by an Access Persons must be maintained for at least five (5) years after the end of the fiscal year in which such approval is granted.

XII.           Amendments and Modifications

Any amendment or modification of this Code of Ethics must be in writing and approved by the Board, including a majority vote of the Independent Trustees.

SCHEDULE A

TRANSACTION CLEARANCE REQUEST FORM

DREXEL HAMILTON MUTUAL FUNDS

Pursuant to the requirements of Section V of the Code of Ethics (the "Code") of Drexel Hamilton Mutual Funds (the "Trust"), I, ________________________, being an Access Person as that term is defined in the Code, hereby request that the Trust approve the following transaction in Securities:

Name of Security:

Number of shares/principal amount:

Nature of transaction:
(i.e., purchase, sale or other type of acquisition or disposition);

Yes	No
____	____	The security described above represents an investment in an Initial Public Offering.

____	____	The security described above represents an investment in a Limited Offering.

By my signature below, I swear and affirm that I have not engaged in any transactions in the above-described securities in violation of the Trust's Code of Ethics, that I will invest in the above-described securities only after obtaining clearance to do so from an authorized officer of an Adviser, will report all such transactions in accordance with the requirements of the Trust's Code of Ethics, and if I receive clearance to engage in the above-described security, I will execute the transaction not later than five (5) days after receiving clearance or will obtain a new clearance prior to executing the transaction, unless I have received approval from the Administrator.

Signature of Applicant	Printed Name of Applicant

_________	After due consideration, the proposed transaction described above is APPROVED. If an Extended Transaction, the transaction must be completed within __ days of this approval.

_________	After due consideration, the proposed transaction is DENIED.

_________
(Check only if approving a transaction that represents an investment in an initial public offering or in a private placement). We, the undersigned, in the exercise of our obligations to the Trust, under the Trust's Code of Ethics, have found that the above-described transaction is not a transaction that should be reserved for the Trust or any Fund, and we further find that the transaction is not being offered to the Applicant as a result of his/her position with an Adviser.

Signature of Administrator	Date

Printed Name

SCHEDULE B

INITIAL HOLDINGS REPORT

DREXEL HAMILTONMUTUAL FUNDS

INSTRUCTION:  Sign and return to the Administrator no later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed.  If you do not own any Securities or accounts in which you have any direct or indirect Beneficial Ownership, write, "None."

The following lists all holdings in Securities in which I had any direct or indirect Beneficial Ownership as of ________.

HOLDINGS IN SECURITIES

Description of Security	Number of Shares/Units	Per Unit Price	Total Amount	Broker, Bank or Custodian

The following lists all accounts maintained by me in which I had any direct or indirect Beneficial Ownership and hold any securities including those securities that are exempt from reporting. (Attach an additional sheet of paper if necessary.)

Name of Broker, Dealer or Bank

I swear and affirm that the foregoing information is true and correct to the best of my information and belief, and that the information included in this report is current as of a date not later than forty-five (45) days prior to the filing of this report.

Name: ______________________________

Date: ______________________________	Signature: __________________________

SCHEDULE C

QUARTERLY SECURITIES TRANSACTIONS REPORT

DREXEL HAMILTON MUTUAL FUNDS

INSTRUCTION: Sign and return to the Administrator not later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.  If no transaction took place or no accounts were established, write, "None."

The following lists all transactions in Securities in which I had any direct or indirect Beneficial Ownership during the last calendar quarter.

HOLDINGS IN SECURITIES

Transaction Date	Description of Security	Number of Shares/Units	Per Unit Price	Total Amount	Broker Executing Transaction

The following lists all accounts established by me during the last calendar quarter in which I had any direct or indirect Beneficial Ownership and held any securities including those securities that are exempt from reporting.

Name of Broker, Dealer or Bank	Date Account Established

I, the undersigned have reported to the Trust and/or an Adviser all personal trades, if any, for myself, members of my household, and any other beneficial accounts under my control for the last quarter.

Name: ______________________________

Date: ______________________________	Signature: __________________________

SCHEDULE D

ANNUAL SECURITIES HOLDINGS REPORT

DREXEL HAMILTON MUTUAL FUNDS

INSTRUCTION:  Sign and return to the Administrator no later than the 30th day after the Trust's fiscal year end. Use reverse side if additional space is needed.  If no transactions took place or no accounts were established, write, "None."

The following lists all holdings in Securities in which I had any direct or indirect Beneficial Ownership as of _________.

HOLDINGS IN SECURITIES

Description of Security	Number of Shares/Units	Per Unit Price	Total Amount	Broker, Bank or Custodian

The following lists all accounts maintained by me during the calendar year in which I had any direct or indirect Beneficial Ownership and held any securities, including those securities that are exempt from reporting. Please indicate if any accounts have been closed. (Attach an additional sheet of paper if necessary.)

Name of Broker, Dealer or Bank	Date Account Closed

I swear and affirm that the foregoing information is true and correct to the best of my information and belief, and that the information included in this report is current as of a date not later than thirty (30) days prior to the filing of this report.

Name: ______________________________

Date: ______________________________	Signature: __________________________

ACKNOWLEDGEMENT OF RECEIPT
OF CODE OF ETHICS
OF
DREXEL HAMILTON MUTUAL FUNDS

Required Report for
Code of Ethics of Drexel Hamilton Mutual Funds

I, _______________________, certify by my signature below as follows:

1.      I have received, read, and understood, and agree to comply with the Code of Ethics of Drexel Hamilton Mutual Funds (the "Trust"), as adopted on June 28, 2011 and amended and restated on August 29, 2012 (the "Code");

2.      I acknowledge that I am an "Access Person," as such term is defined in the Code, and that Access Persons of the Trust are generally required to make periodic reports of their securities transactions and securities holdings;

3.      I am subject to the reporting requirements of the Code;

4.      Following the end of each calendar quarter, I will receive a Quarterly Securities Transaction Report (the "Report") from the Trust.  Unless exempt from the reporting requirements, I will complete and return the Report to the Administrator not later than ten (10) days after the Report is sent; and

5.      I will inform the Trust of any change in my mailing address within ten (10) days of such change.

Name: ______________________________

Date: ______________________________	Signature: __________________________